CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1998 relating to the financial statements of Jack of All Games, Inc. which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                /s/ Aronowitz, Chaiken & Hardesty, LLP
                                Certified Public Accountants
Cincinnati, Ohio
July 12, 1999